Exhibit 99.1

United States Brent Oil Fund, LP
Monthly Account Statement
For the Month Ended March 31, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$8,192,197
Unrealized Gain (Loss) on Market Value of Futures	(22,418,750)
Dividend Income	348
Interest Income	3,639
ETF Transaction Fees	2,800
Total Income (Loss)	$(14,219,766)

Expenses
General Partner Management Fees	$65,119
Professional Fees	11,337
Brokerage Commissions	10,865
Non-interested Directors' Fees and Expenses	643
Prepaid Insurance Expense	279
Total Expenses	88,243
Expense Waiver	(10,302)
Net Expenses	$77,941
Net Income (Loss)	$(14,297,707)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 3/1/15	$105,808,392
Additions (800,000 Shares)	17,007,638
Net Income (Loss)	(14,297,707)

Net Asset Value End of Month	$108,518,323
Net Asset Value Per Share (5,300,000 Shares)	$20.48

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2015 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612